Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Current Name	Name Following the Separation	State or Other Jurisdiction of Incorporation or Organization
Masco Administrative Services, Inc.	TopBuild Support Services, Inc.*	Delaware
Masco Services Group Corp.	TopBuild Services Group Corp.*	Delaware
Masco Home Services, Inc.	TopBuild Home Services, Inc.*	Delaware
Masco Contractor Services, LLC	TruTeam, LLC*	Delaware
Masco Contractor Services of California, Inc.	TruTeam of California, Inc.*	California
Builder Services Group, Inc.	Builder Services Group, Inc.	Florida
American National Services, Inc.	American National Services, Inc.	California
Coast Insulation Contractors, Inc.	Coast Insulation Contractors, Inc.	California
Insulpro Projects, Inc.	Insulpro Projects, Inc.	Washington
Sacramento Insulation Contractors	Sacramento Insulation Contractors	California
Superior Contracting Corporation	Superior Contracting Corporation	Delaware
Service Partners, LLC	Service Partners, LLC	Virginia
Cell-Pak, LLC	Cell-Pak, LLC	North Carolina
Denver Southwest, LLC	Denver Southwest, LLC	North Carolina
Houston Enterprises, LLC	Houston Enterprises, LLC	Virginia
Industrial Products Co., LLC	Industrial Products Co., LLC	Virginia
Insul-Mart, LLC	Insul-Mart, LLC	Virginia
Insulation Sales of Michigan, LLC	Insulation Sales of Michigan, LLC	Virginia
Johnson Products, LLC	Johnson Products, LLC	Virginia
Lillenthal Insulation Company, LLC	Lillenthal Insulation Company, LLC	Virginia
Moore Products, LLC	Moore Products, LLC	Virginia
Renfrow Insulation, LLC	Renfrow Insulation, LLC	Virginia
Renfrow Supply, LLC	Renfrow Supply, LLC	Virginia
Service Partners Gutter Supply, LLC	Service Partners Gutter Supply, LLC	Virginia
Service Partners Northwest, LLC	Service Partners Northwest, LLC	Virginia
Service Partners of Florida, LLC	Service Partners of Florida, LLC	Virginia
Service Partners of the Carolinas, LLC	Service Partners of the Carolinas, LLC	Virginia
Service Partners Supply, LLC	Service Partners Supply, LLC	California
Thermoguard Insulation Company, LLC	Thermoguard Insulation Company, LLC	Virginia
Vest Insulation, LLC	Vest Insulation, LLC	Virginia

* - The legal names of these entities will be changed as indicated in the table above prior to or substantially concurrently with the completion of the Separation.